Exhibit 10.23
SECURITIES ESCROW AGREEMENT
SECURITIES ESCROW AGREEMENT, dated as of March 5, 2009 (this “Agreement”), by and among FOUR RIVERS BIOENERGY INC., a company organized under the laws of Nevada (the “Company”), KREIDO BIOFUELS, INC., a company organized under the laws of Nevada (“Kreido”), and WALL STREET TRANSFER AGENTS, INC. (“Escrow Agent”).
WHEREAS, the Company has entered into an Asset Purchase Agreement, dated the date hereof (the “Purchase Agreement”), with Kreido pursuant to which, among other matters, the Company has agreed to purchase substantially all of the assets of Kreido and its wholly-owned subsidiary Kreido Laboratories.
WHEREAS, prior to the date hereof, Kreido issued warrants to purchase up to 18,498,519 shares of its common stock (“Kreido Shares”), at an exercise price of $1.85 per share, and expiring on January 12, 2012 (each a “Kreido Warrant” and together the “Kreido Warrants”).
WHEREAS, pursuant to the terms of the Purchase Agreement, the Company has issued 300,000 shares of its common stock, par value $0.001 per share (the “Warrant Shares”), to Kreido in Kreido’s name, to be delivered by Kreido to the holders of the Kreido Warrants upon exercise thereof.
WHEREAS, Kreido has agreed as a condition of the Purchase Agreement to deposit all of the Warrant Shares (the “Escrow Shares” and together with any cash, others securities or property paid or issued on the Escrow Shares, the “Escrow Securities”) in escrow as hereinafter provided.
WHEREAS, the Company and Kreido desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.
THEREFORE, IT IS AGREED:
1. Appointment of Escrow Agent. The Company and Kreido hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.
2. Term of Escrow Agreement. This Agreement shall terminate on the earlier of (i) the exercise or cancellation of all of the Kreido Warrants or (ii) January 31, 2012 (the “Termination Date”).
3. Deposit of Escrow Securities. On the date hereof, the Company shall deliver to the Escrow Agent certificates representing the Escrow Shares, to be held and disbursed subject to the terms and conditions of this Agreement.
4. Disbursement of the Escrow Securities. Upon the valid exercise of a Kreido Warrant, in accordance with all of the terms and conditions thereof, Kreido shall provide the Escrow Agent with prompt written notice of such exercise (the “Exercise Notice”), with a copy to the Company, such notice to include, at the minimum, the name of the holder of the exercised Kreido Warrant, the exercise date, the number of Kreido Shares to be issued under such warrant, the equivalent number of Warrant Shares to be issued as determined by Kreido (which shall be a whole number and not a fraction), the name and address of the registered holder of the Warrant Shares, and the name and address of the party to whom the Escrow Shares shall be delivered to; provided, that in no event shall the aggregate number of Warrant Shares exceed 300,000. Upon receipt of the Exercise Notice, the Company shall have three business days to notify the Escrow Agent and Kreido, in writing, of its objection (and the reason therefor) to the release of the Escrow Securities, in which case, the Escrow Agent shall not release any Escrow Securities until it receives joint written instructions from the Company and Kreido to do so. Absent such objection, the Escrow Agent shall release that number of Escrow Securities equal to the number of Warrant Shares set forth in the Exercise Notice to the applicable party set forth in the Exercise Notice on the fourth business day following its receipt of the Exercise Notice.

5. Final Disbursement of Escrow Securities. Provided that all fees owing to the Escrow Agent have been paid, the Escrow Agent shall promptly deliver to the Company any Escrow Securities remaining in escrow on the Termination Date. In furtherance thereof and as a condition to the Company entering into this Agreement, Kreido shall have delivered to the Company (i) a Medallion guaranteed stock power executed in blank, (ii) certified resolutions of its Board of Directors authorizing such transfer, and (iii) irrevocable instructions to transfer the remaining shares to the Company for cancellation.
6. Legend. Each certificate for Warrant Shares issued under this Agreement shall bear a legend as follows:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE LAW. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS.”
7. Rights in the Escrow Securities.
7.1 Voting Rights as a Shareholder. Kreido’s rights as a shareholder of the Company with respect to the Escrow Securities, including, without limitation, the right to vote such shares, shall be subject to and governed by the terms of that Voting Agreement and Proxy, of even date herewith, by and between the Company and Kreido.
7.2 Dividends and Other Distributions in Respect of the Escrow Securities. All dividends and other distributions payable in cash, securities or other property with respect to the Escrow Shares shall be paid to Kreido and shall become part of the Escrow Securities.
7.3 Restrictions on Transfer. Except as permitted under the terms of this Agreement, Kreido shall have no right whatsoever to transfer all or a portion of the Escrow Securities. During the term of this Agreement, Kreido shall not pledge or grant a security interest in the Escrow Securities or grant a security interest in its rights under this Agreement.
8. Concerning the Escrow Agent.
8.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

8.2 Indemnification. The Escrow Agent shall be indemnified and held harmless, jointly and severally, by the Company and Kreido from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered. The provisions of this Section 8.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 8.5 or 8.6 below.
8.3 Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder, as set forth on Exhibit A hereto. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all reasonable counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.
8.4 Further Assurances. From time to time on and after the date hereof, the Company and Kreido shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.
8.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent, appointed by the Company, the Escrow Securities held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Securities with any court it reasonably deems appropriate. Upon resignation, the Escrow Agent shall reimburse the Company pro-rata for any annual fees paid as set forth in Exhibit A.
8.6 Discharge of Escrow Agent. The Escrow Agent shall be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto; provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 8.5.
8.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

9. Miscellaneous.
9.1 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon each of the Company, Kreido and the Escrow Agent may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.6 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon each of the Company, Kreido and the Escrow Agent in any action, proceeding or claim.
9.2 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.
9.3 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.
9.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.
9.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representative, successors and assigns.
9.6 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by private national courier service, or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if sent by private national courier service, on the next business day after delivery to the courier, or, if mailed, two days after the date of mailing, as follows:
If to the Company, to:
Four Rivers BioEnergy Inc.
P.O. Box 1056
Calvert City, Kentucky 42029
Fax No.: (270) 395-0323
Attn: Stephen Padgett
with a copy to:
Golenbock Eiseman Assor Bell & Peskoe LLP
437 Madison Avenue, 40th Floor
New York, New York 10022
Fax No.: (212) 754-0330
Attn: Andrew H. Hudders, Esq.

If to Kreido, to:
Kreido Biofuels, Inc.
1070 Flynn Road
Camarillo, California 93010
Fax No.: (805) 384-0989
Attn: G.A. Ben Binninger and John Philpott
with a copy to:
DLA Piper LLP (US)
203 North LaSalle Street, Suite 1900
Chicago, Illinois 60601
Fax No.: (312) 630-5322
Attn: John H. Heuberger, Esq.
and if to the Escrow Agent, to:
Wall Street Transfer Agents, Inc.
12492 Harris Road
Pitt Meadows, British Columbia
Canada V3Y 2J4
Fax No.: (     )      -
Attn:
The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.
9.7 Counterparts. This Agreement may be executed in several counterparts each one of which shall constitute an original and may be delivered by facsimile transmission and together shall constitute one instrument.
[Signature page follows]

IN WITNESS WHEREOF, the execution of this Securities Escrow Agreement as of the date first above written.

FOUR RIVERS BIOENERGY INC.
By:	/s/Gary Hudson
	Name:	Gary Hudson
	Title:	President

KREIDO BIOFUELS , INC.
By:	/s/ G. A. Ben Binninger
	Name:	G. A. Ben Binninger
	Title:	Chief Executive Officer

WALL STREET TRANSFER AGENTS, INC.
By:
Name:
Title:
[Signature page to Securities and Escrow Agreement]

EXHIBIT A
Escrow Agent Fees
$250 initial fee, to be paid at closing, for acting agent escrow fee.
An annual fee equal to one-quarter of one percent (0.25%) of the value of the remaining escrow shares then held by the escrow agent based upon the average closing price of the Company’s common stock, as reported by the OTC Bulletin Board, for the 10 trading days preceding the closing date and each subsequent anniversary thereafter (the “determination date”). The annual fee will be payable within 15 days of the determination date with the exception of the first annual fee which shall be payable at closing. Notwithstanding the foregoing, in no event shall an annual fee exceed $3,000 for any one year period, nor be less than $500 for any one year period (subject, however, to pro-ration as described in paragraph 8.5).